UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

Energy Recovery, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34112	01-0616867
(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Dr. San Leandro, CA 94577
(Address if Principal Executive Offices)(Zip Code)

510-483-7370
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On December 23, 2009, Energy Recovery, Inc. (“ERI”) filed a Current Report on Form 8-K pursuant to Item 2.01 of Form 8-K (the “Initial 8-K”) to report the completion of its acquisition (the “Acquisition”) of Pump Engineering LLC (“PEI”), pursuant to a previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated December 2, 2009, with PEI, CFE Acquisition Corporation, a wholly-owned subsidiary of ERI (“Merger Sub”), Roy Radakovich in his capacity as the Company Representative, and U.S. Bank National Association, in its capacity as the Escrow Agent. Pursuant to the Merger Agreement, PEI was merged with and into Merger Sub (the “Merger”), with Merger Sub which was named Pump Engineering, Inc., a Delaware corporation, being the surviving entity, as a wholly owned subsidiary of ERI.  The Acquisition was completed on December 21, 2009.

At that time, we stated in the Initial 8-K, under parts (a) and (b) of Item 9.01 therein, that we would file the required financial statements and pro forma financial information by amendment , as permitted by Item 9.01(a)(4) and 9.01(b)(2) to Form 8-K. This Current Report on Form 8-K/A amends our Initial 8-K in order to provide the required financial information.

Item 9.01                      Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

1.      The audited consolidated financial statements of PEI as of December 20, 2009 and for the period from January 1, 2009 through December 20, 2009 together with the independent auditor’s report from Gilmore, Jasion & Mahler, LTD is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(b) Pro Forma Financial Information.

       1.      The unaudited pro forma condensed combined financial information is filed as Exhibit 99.2 hereto and incorporated herein by reference.

(d)      Exhibits

 Exhibit No.                      Description

23.1	Consent of Gilmore, Jasion & Mahler, Ltd, Independent Registered Public Accounting Firm

99.1	Audited consolidated financial statements of PEI as of December 20, 2009 and for the period from January 1, 2009 through December 20, 2009.

99.2	Unaudited pro forma condensed combined financial statements as of and for the nine month period ended September 30, 2009 and for the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY RECOVERY, INC.
(Registrant)

Date:	03/03/10	/s/ Thomas Willardson
Thomas Willardson
(Chief Financial Officer)